As filed with the Securities and Exchange Commission on December 12, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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National Financial Partners Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6411 (Primary Standard Industrial Classification Code Number)	13-4029115 (I.R.S. Employer Identification No.)

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787 Seventh Avenue, 11th Floor

New York, New York 10019

(Address of principal executive offices)

NATIONAL FINANCIAL PARTNERS CORP. EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

______________

Douglas W. Hammond, Esq.

Executive Vice President and General Counsel

National Financial Partners Corp.

787 Seventh Avenue, 11th Floor

New York, New York 10019

(212) 301-4000

(212) 301-4001 (facsimile)

(Name and address, including zip code, and telephone number, including area code, of agent for service)

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.10 per share	3,500,000	$44.21	$154,735,000	$16,556.65
(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares that may become issuable under the plans by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

(2)	Represents the maximum number of shares of common stock issuable under the National Financial Partners Corp. Employee Stock Purchase Plan.
(3)	Computed in accordance with Rule 457(h) under the Securities Act by averaging the high and low sales prices of NFP common stock as reported by the NYSE on December 12, 2006.

EXPLANATORY NOTE

This registration statement registers shares of common stock, par value $0.10 per share (the "Common Stock"), of National Financial Partners Corp. (the "Company") that may be issued and sold under the National Financial Partners Corp. Employee Stock Purchase Plan (the "Plan").

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the SEC are incorporated by reference in this registration statement:

(a)          The Company's Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 8, 2006, as amended by Amendment No. 1 on Form 10-K/A, filed on May 25, 2006;

(b)          The Company's Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2006, filed on May 11, 2006, for the quarterly period ended June 30, 2006, filed on August 7, 2006 and for the quarterly period ended September 30, 2006, filed on November 3, 2006;

(c)         The Company's Current Reports on Form 8-K filed on January 5, 2006, March 2, 2006, July 17, 2006, August 22, 2006 and September 8, 2006; and

(d)          The description of the Common Stock contained in the Registration Statement on Form 8-A dated August 21, 2003 filed with the SEC by the Company to register such securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Douglas W. Hammond, Executive Vice President and General Counsel of the Company. As of November 17, 2006, Mr. Hammond beneficially owned 5,761 shares of Common Stock of the Company, options (both vested and unvested) to purchase 52,065 shares of Common Stock and 14,281 Restricted Stock Units with original vesting schedules of two and three years.

Item 6. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware ("DGCL") allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock purchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses, (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Article Ninth of the Company's amended and restated certificate of incorporation provides that the Company's directors shall not be personally liable to the Company and the Company's stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Company or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

The Company's by-laws provide that the Company may indemnify any person who is or was a director, officer or employee of the Company to the fullest extent permitted by Delaware law. The indemnification provisions contained in the Company's by-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1

Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Amendment No. 4) (No. 333-105104) filed on September 15, 2003)

4.2

Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (Amendment No. 4) (No. 333-105104) filed on September 15, 2003)

4.3	By-Laws (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (Amendment No. 4) (No. 333-105104) filed on September 15, 2003)

4.4	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 of the registrant’s Registration Statement on Form S-1 (Amendment No. 4) (No. 333-105104) filed on September 15, 2003)

4.5	Form of Second Amended and Restated Stockholders Agreement (incorporated by reference to Exhibit 4.2 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2003)

5.1	Opinion of Douglas W. Hammond, Executive Vice President and General Counsel of National Financial Partners Corp.

10.1	Employee Stock Purchase Plan

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Douglas W. Hammond (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, State of New York, on December 12, 2006.

National Financial Partners Corp.

By:	/s/ Jessica M. Bibliowicz

Name:	Jessica M. Bibliowicz
Title:	Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of National Financial Partners Corp., a Delaware corporation, hereby constitutes and appoints Jessica M. Bibliowicz, Mark C. Biderman and Douglas W. Hammond and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this Registration Statement and any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jessica M. Bibliowicz	Chairman, President and Chief Executive Officer (Principal executive officer)	December 12, 2006
Jessica M. Bibliowicz

/s/ Mark C. Biderman	Executive Vice President and Chief Financial Officer (Principal financial officer and principal accounting officer)	December 12, 2006
Mark C. Biderman

/s/ Stephanie W. Abramson	Director	December 12, 2006
Stephanie W. Abramson

/s/ Arthur S. Ainsberg	Director	December 12, 2006
Arthur S. Ainsberg

/s/ Marc E. Becker	Director	December 12, 2006
Marc E. Becker

/s/ John A. Elliot	Director	December 12, 2006
John A. Elliot

/s/ Shari Loessberg	Director	December 12, 2006
Shari Loessberg

/s/ Kenneth C. Mlekush	Director	December 12, 2006
Kenneth C. Mlekush

EXHIBIT INDEX

Exhibit No.	Description

4.1

Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Amendment No. 4) (No. 333-105104) filed on September 15, 2003)

4.2

Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (Amendment No. 4) (No. 333-105104) filed on September 15, 2003)

4.3	By-Laws (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (Amendment No. 4) (No. 333-105104) filed on September 15, 2003)

4.4	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 of the registrant’s Registration Statement on Form S-1 (Amendment No. 4) (No. 333-105104) filed on September 15, 2003)

4.5	Form of Second Amended and Restated Stockholders Agreement (incorporated by reference to Exhibit 4.2 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2003)

5.1	Opinion of Douglas W. Hammond, Executive Vice President and General Counsel of National Financial Partners Corp.

10.1	Employee Stock Purchase Plan

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Douglas W. Hammond (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)